Exhibit 99.1

Letter of Intent: Star Relocation Network Alliance, Inc.

December 28, 2007

To the Shareholders of:
Star Relocation Network Alliance, Inc. and affiliated companies
c/o its Executive Officers and Board of Directors
Attention: Mr. Peter Arpin, Board Member
2 Energy Way
West Warwick, Rhode Island 02893

Gentlemen:

The purpose of this letter is to further our discussions concerning the possible acquisition by Smart Move, Inc. (“Smart Move”) of certain business assets, as more particularly described below, of Star Relocation Network Alliance, Inc. (“STAR ALLIANCE”), and/or any of its affiliated entities owning an interest in such assets (the "Business Assets”), for purposes of enabling Smart Move to utilize the acquired assets to conduct a going concern business activity immediately following the acquisition on a basis substantially similar to the household goods transportation brokerage services and related services currently performed by Star Alliance. We would like you to consider and respond to the following proposal, which is not intended to be a binding offer and which is contingent on the completion of our respective due diligence, but will serve to confirm our agreement in principle on certain matters and as a basis for further discussions and negotiations. This letter is intended to form the basis upon which the parties will mutually endeavor to promptly and in good faith take the steps necessary to negotiate and enter into definitive agreements with respect to the proposed acquisition. It is the objective and good faith intention of the parties to complete the due diligence process and enter into a definitive Asset Purchase Agreement (the “Purchase Agreement") as promptly as possible and to close the acquisition not later than January 31, 2008.

1.
Asset Sale Structure. The parties contemplate that Smart Move or a wholly owned, newly-created corporate subsidiary of Smart Move will acquire strategic assets used in Star Alliance’s household goods transportation brokerage services activities including the following:

i.
All right, title, and interest in and to the trade names and trademarks used by Star Alliance in connection with this transportation brokerage activities and related services, including “Star Relocation Network Alliance” and “Star Move Alliance; any names retained by Star Alliance or its shareholders for use in connection with property logistics activities and other purposes will be used and maintained so as not to create confusion with household goods uses conducted by Smart Move;

ii.
All right, title and interest of Star Alliance in and to any household goods transportation brokerage or service contracts with clients relating to the engagement of Star Alliance to provide transportation brokerage services for interstate shipments, intrastate and/or international shipments of household goods booking agency agreements; any co-brokerage agreements; all supplier contracts between Star Alliance and providers of household goods transportation services procured by Star Alliance on behalf of its clients (including both individual, business and relocation program-related shippers); including, but not limited to:

a.	any agreements or arrangements with household goods freight forwarders, import-export brokers, transportation industry or shippers associations;

b.	any other contracts with individuals or entities associated with the transportation brokerage or other intermediary services of Star Alliance, pertaining to the movement of household goods.

If the assignment of any such contracts between Star Alliance and its clients or industry partners, vendors, suppliers of transportation services, freight forwarders, import-export brokers or other third-parties requires the consent of any third-party, the Purchase Agreement will not be deemed to require any assignment if an attempted assignment would constitute a breach thereof, but the Parties will use all reasonable efforts to diligently obtain the written consent of the other parties to such assignment to Smart Move. Until any such consent that may be required is obtained or it is determined that such consent will not be granted, Star Alliance will remain a party to the relevant contract but will act on behalf of Smart Move as far as legally and contractually feasible; provided however, that Smart Move will compensate Star Alliance including, but not limited to, reimbursement for any out-of-pocket expenses in connection therewith.

iii.
All Department of Transportation licenses issued to and held by Star Alliance for the conduct of household goods transportation brokerage services; any other licenses pertaining to household goods transportation or brokerage services issued by the Federal Motor Carrier Safety Administration, US Department of Transportation (“FMCSA”); any surety bonds relating to any such federal, state or local licenses that may be effectively assigned to Smart Move, together with:

a.
any household goods freight forwarding permits or licenses, carrier certificates or other licenses held by Star Alliance to conduct any activities as a licensed motor carrier of transportation, operating in interstate and foreign commerce pursuant to any authority issued by the Department of Transportation;

b.	all data bases and information necessary to complete any new applications required to be submitted by Smart Move for authority to conduct such services.

iv.
It is the intent of the Parties that, to the extent transferable, all such licenses, permits and certificates of authority that are used in connection with the household goods transportation brokerage business activities and related services of Star Alliance will be acquired by and transferred to Smart Move in a manner which complies with the regulations of all federal, state and local government agencies having jurisdiction. In the event and to the extent any such licenses or permits may not be transferable, Star Alliance agrees to cooperate, at no cost to Star Alliance, with Smart Move in any reasonable efforts to expedite the procurement of new licenses, including assistance in preparing any online-electronic submissions which may be permitted for such purposes.

v.
Star Alliance’s client and customer lists in connection with Star Alliance’s household goods transportation brokerage and related services including relevant documentation of charges, fees and terms of trading with clients and customers; the software used by Star Alliance in connection with its household goods transportation brokerage and related services (or valid licenses to use third party software programs where applicable and assignable), website, logos and client link rights and rights under agreements or licenses pertaining thereto, and sales reports (e.g., reports and updates concerning “RELO” development activities.

vi.
All equipment, hardware and other materials and inventories required to utilize any such programs, intellectual property, processes and procedures applicable to the household goods brokerage going concern business conducted by Star Alliance.

vii.
All publicity and marketing materials and supplies pertaining thereto, together with any inventories of supplies, packaging materials and other items to be listed in the purchase agreement which may be required in connection with said going concern business activities.

viii.	All commitments and orders for the purchase of services or goods relating to said business activities conducted utilizing the assets to be sold hereunder;

ix.	All product data sheets or documentation and safety data sheets relating to said continuing business activities.

2.
Excluded Assets. The parties shall negotiate and identify any assets not required in connection with said going concern business to be acquired or otherwise to be excluded based on non-transferability, liabilities and assets not required or agreed to be assumed or sold in connection with the sale and any other matters, as mutually agreed. Based upon the asset sale structure of the transaction, the parties anticipate that excluded assets will also include the following:

i.
Any accounts receivable, cash and cash equivalents or operating results associated with the continuing business of household goods transportation brokerage and related services that pertain to operations conducted prior to the closing of the acquisition;

ii.
any financial and intercompany borrowings not associated with the continuation of the household goods transportation brokerage and related services going concern business and/or not assumed by Smart Move;

iii.	assets associated with the continuation of the household goods transportation brokerage and related services that cannot be transferred under applicable law;

iv.
any facilities, real estate leases, subleases or similar rights to the extent not required for purposes of continuation of the household goods transportation brokerage and related services going concern business activities;

v.
any accounts payable at the date of closing that are not related to the continuing household goods transportation brokerage and related services business activities or which are otherwise not agreed to be assumed.

vi.
any and all assets including, without limitation, contracts or agreements of every kind and nature, local, state or federal (including, without limitation USDOT and FMCSA) permits, licenses, authorities, and surety bonds, data bases, client and customer lists, accounts, accounts receivable, cash, cash equivalents, and operating results, orders and commitments for the purchase of services, and any other assets to the extent used in, relating or pertaining to, Star Alliance’s logistics-property freight transportation brokerage and related services business and operations.

3.
Employee Status. The parties recognize that the continued services of certain key employees will be of importance to the ability of Smart Move to deploy the purchased assets in connection with said going concern business activity. Although no employee shall be deemed automatically transferred as a consequence of the sale and purchase of the assets, Smart Move and Star Alliance acknowledge that Smart Move intends to pursue negotiations with two key employees, namely Tom McGee, whose role in connection with sales of services to third party relocation markets will be important to the continuity of the business, and Joyce Lang, whose booking agency activities relate to the Chicago-based; RELO Direct will also be of importance in preserving and enhancing corporate sales in a relocation context.

4.
Consideration for Purchase of Assets. Smart Move will issue to Star Alliance shareholders the number of  shares of Smart Move common stock (“Closing Share Issuance”) specified below on the date of the closing and certain additional shares of Smart Move common stock within ninety (90) days following the close of fiscal 2008 based upon the attainment of certain revenue targets as stated below (“Earnable Shares”):

i.
The Closing Share Issuance shall consist of 80,000 fully paid and non-assessable shares of Smart Move common stock to be issued at closing, together with warrants to purchase an additional 100,000 fully paid and non-assessable shares of Smart Move common stock at an exercise price of $1.20, having a term of exercise of thirty six (36) months from the date of closing.

ii.	Earnable Shares will be issued on the following basis:

a.
an additional 20,000 shares of fully paid and non-assessable shares of Smart Move common stock will be issued to the shareholders of Star Alliance for the assets to be acquired in the event that the 2008 top line revenues attained by Smart Move in connection with the conduct of the going concern business exceed $400,000 per annum but are less than or equal to $500,000 per annum for fiscal 2008;

b.
in the event that the top line revenues attained by Smart Move in connection with the conduct of the going concern business exceed $500,000 for fiscal 2008, the number of  shares to be issued as Earnable Shares will be 45,000 fully paid and non-assessable shares of Smart Move common stock.

5.
Employee Options and Benefit Plans. Based upon the structure of the acquisition as a sale of assets, Smart Move will not assume any obligations relating to any employee benefit plans, option plans or other arrangements currently in effect for Star Alliance. Any obligations to pay or perform any matter associated with any employee arrangements or benefit plans will remain the obligation of the Star Alliance shareholders or other parties entitled to receive the Closing Share Issuance and/or Earnable Shares. Star Alliance will indemnify Smart Move for any claims or liabilities arising under previously effective plans.

6.
Tax and Accounting Consequences. The acquisition will be structured to achieve appropriate tax consequences for the parties consistent with the nature of the assets, the structure of the transaction and the requirements and elections applicable under federal, state and/or local tax laws relating to the transactions.

7.
Due Diligence. Each party and its respective attorneys, accountants and other representatives will have full access to the other party’s books, records, websites and technology of as reasonably required to complete its due diligence investigation before execution of the definitive purchase agreements.

8.
Representations and Warranties; Indemnity; Escrow. In the definitive agreement, Smart Move and Star Alliance will make customary representations and warranties to each other associated with the assets being transferred, the nature of the going concern business conducted utilizing the assets, the Closing Share Issuance, the Earnable Shares, and any other material aspects of the transactions contemplated herein. Except as provided in the purchase agreement, the respective representations and warranties of the parties will terminate at closing. Each party will indemnify the other party against any losses, damages or expenses arising from or related to any material breach of their respective representations or warranties or any lawsuits arising as a result of such breaches.

9.
Restricted Shares. The shares issued as the Closing Share Issuance and/or the Earnable Shares will be restricted securities on the date of issuance and will not be eligible for sale until the shares acquired in connection with the Closing Share Issuance or Earnable Shares, as applicable, have been held for at least six (6) months and are eligible to be sold under Rule 144 of the SEC’s rules and regulations. It is the desire of the parties that the shareholders of Star Alliance acquiring shares hereunder shall be entitled to “piggy-back” registration rights with respect to such shares on all registrations of Smart Move and on any demand registrations of any other shareholder of Smart Move that acquires registration rights subsequent to the date hereof. No shareholder of Smart Move shall be granted piggy-back registration rights in the future which would reduce the number of shares includable by the shareholders of Star Alliance in such registration, without the prior written consent of the shareholders of Star Alliance. Smart Move shall use commercially reasonable efforts to negotiate arrangements with existing and future holders of any demand registration rights or contractually required registrations to procure piggy-back registration rights on behalf of the shareholders of Star Alliance in connection therewith. All of the piggy-back registration rights of the shareholders of Star Alliance shall run with the stock acquired under the definitive agreement and shall be freely transferable with the shares to the extent transfers of shares themselves are permitted by applicable law to be transferred and subject to all requirements of applicable law. Smart Move shall bear the registration expenses of all such piggy-back registrations including, without limitation, attorneys’ fees in connection therewith and costs of securing any required opinion of counsel in order for the shareholders of Star Alliance to complete a qualifying sale and the related transfer of any Smart Move stock acquired in connection herewith or to secure the removal of any Rule 144 legends from certificates no longer required to bear such legends.

10.
Shareholder and Board Approvals. The acquisition will be subject to Star Alliance’s shareholders’ approval and authorization of the transactions on the terms set forth in the definitive purchase agreement, as evidence by certified resolution to be delivered to Smart Move at closing. The respective Boards of Directors of Smart Move and Star Alliance shall each be required to approve and confirm appropriate approvals by certified resolution to be delivered to the other party. It will be a condition of the acquisition that no shareholders of Star Alliance dissent from the acquisition.

11.
Related Party Agreements/Non-competition Agreements. Each party will disclose to the other in confidence any related party transactions or affected interests arising in connection with the sale of the assets and transactions covered by the purchase and sale agreement. Smart Move intends that the Arpin Group affiliates of Star Alliance will be accorded the assured right to bid or propose to provide any services required by the going concern business to be conducted by Smart Move utilizing the acquired assets within any geographical area in which Arpin Group affiliates perform services.

12.
Other Conditions to Closing. The closing of the proposed transactions will be subject to customary closing conditions applicable to such transactions including, but not limited to, the sale of assets associated with said going concern business, including verification that no breach of any representations and warranties or undisclosed liabilities have arisen between the date of the purchase agreement and closing, and the transactions will be subject to compliance with all applicable securities and other laws and verification that there have been no material adverse changes in the financial or business condition or liabilities of either party which would materially impair or preclude the intended use and value of the purchased assets or the Closing Share Issuance stock or the Earnable Shares.

13.
Continuation of Business Activities through Closing Date. From the date of this letter of intent until the closing occurs, each party will continue to operate its respective business and assets in the ordinary course and will not enter into any transaction or agreement or take any action out of the ordinary course which would have a material adverse affect or otherwise impair the value of its stock or assets or preclude any grant or transfer of any license, permit or other right and authority intended to be transferred or granted, as the case may be.

14.
Exclusive Period of Negotiation. Upon the signing of this letter of intent, the parties will enter into good faith negotiations to execute definitive agreements consistent with the terms and conditions of this letter on or before January 31, 2008. Accordingly, Star Alliance agrees that, after signing this letter and until January 31, 2008 (the “Exclusive Period”), Star Alliance will not, and will not permit its officers, directors, employees, agents or representatives to, solicit, encourage, initiate, enter into, continue or participate in any negotiations or discussions with or provide any information to any third party concerning the possible acquisition or sale of Star Alliance’s stock, business, business assets or any other transaction that would be inconsistent with the acquisition contemplated by this letter.

15.
Disclosure. As a public company, Smart Move will issue a press release upon signing the definitive agreement. Smart Move and Star Alliance agree to take all reasonable precautions to prevent any trading in Smart Move’s securities by their respective officers, directors, employees and agents having knowledge of the proposed acquisition until the proposed acquisition has been sufficiently publicly disclosed. The parties understand and agree that until the press release is issued, neither party will disclose the fact that these negotiations are taking place, except to professional advisors and to employees of Smart Move and Star Alliance on a need-to-know basis.

16.	Professional Fees. Each party will pay the fees of its own accountants, attorneys, investment advisors and other professionals.

17.
Confidentiality. Without limitation of any existing or supplemental confidentiality agreements between the parties, this letter shall impose binding obligations of each party and its respective officers, directors, employees and shareholders to protect any and all confidential information which may be disclosed or exchanged between them during the negotiations contemplated by this letter.

18.
Nature of Negotiations. The parties understand that the negotiations described in this letter are merely preliminary acquisition negotiations. This letter does not constitute a binding proposal or offer by Smart Move or acceptance of an offer by Star Alliance. Any such proposal or offer, if made, will be subject to execution of a definitive purchase agreement containing conditions, including but not limited to those referenced in this letter.

19.
Effect of this Letter. Except for the terms and conditions set forth in Paragraphs 13, 14, 15, 16, 17, and 19 of this letter, this letter creates no liability or obligation on the part of either Star Alliance or Smart Move. Neither party will have any obligation other than to pursue good faith negotiations to consummate the transactions contemplated by this letter unless and until definitive agreements concerning the proposed transaction are executed by both parties, and the conditions set forth in the definitive agreement are satisfied.

Smart Move is very enthusiastic about the acquisition described in this letter and we look forward to working with you to complete the transaction as soon as practicable. If this letter accurately sets forth our understanding, please sign and return a copy to me by fax or PDF. We look forward to moving ahead promptly to finalize the proposed transactions.

Very truly yours,

SMART MOVE, INC.

/s/Chris Sapyta, CEO

CONFIRMED AND AGREED:

STAR RELOCATION NETWORK ALLIANCE, INC.

By: /s/ Peter Arpin
Name:Peter Arpin
Title: Vice President